UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2015

Business Development Corporation of America

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00821	27-2614444
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 415-6500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Business Development Corporation of America’s (the “Company”) 2015 special meeting of stockholders (the “Special Meeting”) was initially called to order at 11:00 a.m., Eastern Time, on September 30, 2015 and was adjourned for lack of quorum. The Special Meeting was reconvened later that day at 5:00 p.m., Eastern Time. There were present at the reconvened Special Meeting, in person or by proxy, stockholders holding an aggregate of 90,252,014 shares of the Company’s common stock, out of a total number of 178,071,065 of the Company’s shares of common stock issued and outstanding and entitled to vote at the Special Meeting. Below is a description of the matters voted on at the reconvened Special Meeting and the final results of such voting.

Proposal 1: Approval of the New Advisory Agreement between the Company and the Adviser, to take effect upon the Consummation of the Transaction

Stockholders were asked to consider and act upon a proposal to approve a Third Amended and Restated Investment Advisory and Management Services Agreement between the Company and BDCA Adviser, LLC (the “Adviser”), to take effect upon the consummation of a transaction between AR Capital, LLC, the Adviser’s ultimate parent and the Company’s sponsor, AMH Holdings (Cayman), L.P., an affiliate of Apollo Global Management, LLC (NYSE: APO), and a newly formed entity, AR Global Investments, LLC, as described in the Company’s proxy statement filed with the Securities and Exchange Commission on September 3, 2015. The following votes were taken in connection with this proposal.

Votes For	Votes Against	Abstain
85,174,913	1,325,210	3,751,892

Proposal 2: Approval of the Adjournment of the Special Meeting, If Necessary or Appropriate, to Solicit Additional Proxies

The following votes were taken in connection with this proposal.

Votes For	Votes Against	Abstain
85,306,403	1,382,216	3,563,395

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA
Date: October 1, 2015	By:	/s/ Peter M. Budko
Peter M. Budko
Chief Executive Officer, President and Chairman of the Board of Directors